UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-1733016
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

555 IH 35 South New Braunfels, Texas	78130
(Address of Principal Executive Offices)	(Zip Code)

Rush Enterprises, Inc. 2007 Long-Term Incentive Plan

(Full title of the plan)

Steven L. Keller
Senior Vice President and Chief Financial Officer
Rush Enterprises, Inc.
555 IH 35 South
New Braunfels, Texas 78130

(830) 626-5200

Copies to:

Daryl L. Lansdale, Jr.

Fulbright & Jaworski LLP

300 Convent Street, Suite 2100

San Antonio, TX 78205

(210) 270-9367

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Class A Common Stock, $.01 par value per share	1,500,000 shares	$35.281	$52,921,500	$6,816.29
Class B Common Stock, $.01 par value per share	1,000,000 shares	$31.065	$31,065,000	$4,001.17

(1)

Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be required pursuant to the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan in the event of a stock split, stock dividend, recapitalization, exchange of shares or other similar change in Rush Enterprises, Inc.’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or Class B common stock, par value $0.01 per share (the “Class B Common Stock”).

(2)

Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee and based upon the average of the high and low prices of the Class A Common Stock and Class B Common Stock, respectively, on August 5, 2014 as reported on the NASDAQ Stock Market.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Rush Enterprises, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) to register 1,500,000 additional shares of Class A Common Stock and 1,000,000 additional shares of Class B Common Stock that may be issued under the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “Plan”). These shares are in addition to the 4,550,000 shares of Class A Common Stock and the 450,000 shares of Class B Common Stock (as adjusted for the 3-for-2 stock split effected on October 10, 2007) that may be issued under the Plan pursuant to the Company’s registration statements on Form S-8 (Registration Nos. 333-144821 and 333-168231), filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2007 and July 21, 2010, respectively (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference into this Registration Statement:

(1)     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 3, 2014, File No. 000-20797;

(2)     The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, filed on May 12, 2014, and June 30, 2014, filed on August 8, 2014, File Nos. 000-20797;

(3)     The Company’s Current Reports on Form 8-K filed on January 2, January 14, February 4, February 28, March 12, May 20, and July 24, 2014, File Nos. 000-20797;

(4)     The Company’s Definitive Proxy Statement on Schedule 14A filed on April 4, 2014, incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, File No. 000-20797;

(5)     The description of the Class A Common Stock contained in the Company’s Form 8-A, filed on July 9, 2002, including all amendments and reports filed for the purpose of updating such description, File No. 000-20797; and

(6)     The description of the Class B Common Stock contained in the Company’s Registration Statement on Form S-1, filed on April 10, 1996, including all amendments and reports filed for the purpose of updating such description, File No. 333-03346.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits.

Exhibit No.	Description

4.1*

Restated Articles of Incorporation of Rush Enterprises, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 000-20797)

4.2*	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 21, 2013, File No. 000-20797)

4.3*

Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed July 24, 2014, File No. 000-20797)

5.1	Opinion of Fulbright & Jaworski LLP

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page)

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, State of Texas, on August 12, 2014.

Rush Enterprises, Inc.

By:	/s/ Steven L. Keller
Steven L. Keller
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.M. “RUSTY” RUSH and STEVEN L. KELLER, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)), with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ W.M. “Rusty” Rush	Chairman of the Board, President and Chief Executive Officer, Director	August 12, 2014
W.M. “Rusty” Rush	(Principal Executive Officer)

/s/ W. Marvin Rush	Director	August 12, 2014
W. Marvin Rush

/s/ Steven L. Keller	Senior Vice President and Chief Financial Officer	August 12, 2014
Steven L. Keller	(Principal Financial and Accounting Officer)

/s/ Harold D. Marshall	Director	August 12, 2014
Harold D. Marshall

/s/ Thomas A. Akin	Director	August 12, 2014
Thomas A. Akin

/s/ James C. Underwood	Director	August 12, 2014
James C. Underwood

/s/ Gerald R. Szczepanski	Director	August 12, 2014
Gerald R. Szczepanski

/s/ Raymond J. Chess	Director	August 12, 2014
Raymond J. Chess

EXHIBIT INDEX

Exhibit No.	Description

4.1*

Restated Articles of Incorporation of Rush Enterprises, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 000-20797)

4.2*	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 21, 2013, File No. 000-20797)

4.3*

Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed July 24, 2014, File No. 000-20797)

5.1	Opinion of Fulbright & Jaworski LLP

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page)